Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release July 15, 2021	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES APPOINTMENT OF DIRECTORS

QUINCY, Massachusetts, July 15, 2021 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced that Evelyn Kaupp, Ronald Perry and Pamela Scott were appointed the Board, effective July 15, 2021.  Ms. Kaupp, Mr. Perry and Ms. Scott were also appointed to the Board of Directors of the Bank.

Kenneth K. Quigley, Board Chair, commented, “I am pleased to welcome Evelyn, Ron and Pam to our Board and look forward to working with them.  They each bring considerable experience and broad knowledge of both the opportunities and risks that the Company will confront in the years ahead.  Their addition will also allow the Board to maintain its effectiveness through the upcoming retirement of long-standing board members, Paul Donovan, John O’Connor and Janis Wentzell. We have been privileged to have Paul, John and Janis’s expertise, experience and guidance as board members and we thank them for their many years of contribution to the Company.”  William M. Parent, President and Chief Executive Officer stated, “Our management team is excited to have Evelyn, Ron and Pam as they will provide valuable perspective and enhance the diversity of experiences and viewpoints on the Board as we continue to execute on our strategies to drive growth, improve operating efficiency and enhance value for our stockholders, while serving our diverse customer base.”

Ms. Kaupp, a Certified Public Accountant and retired tax partner of Deloitte, brings extensive financial expertise, serving over 31 years at Deloitte assisting clients with tax compliance, accounting, enterprise reporting and automation of tax processes.  Ms. Kaupp has extensive experience in financial reporting, internal controls and corporate governance with a personal interest in diversity, equity and inclusion.

Mr. Perry is a Principal at Avison Young, a global, full service commercial real estate firm, since 2016.  Prior to joining Avison Young, he spent 16 years at Colliers International, where he had served as president of the firm’s Boston brokerage operations.  Mr. Perry previously served as a director of Blue Hills Bancorp, Inc.  His commercial real estate expertise and knowledge of the Greater Boston real estate market as well as his valuable insights into managing and overseeing businesses bring valuable experience to the Board.

Ms. Scott is the founder, president and Chief Executive Officer of LVCC, Inc., a business consulting firm.  She has more than 30 years of experience in the financial services industry including multiple roles in institutional asset management at State Street Corporation, U.S. Trust Company of New York and Citibank.  She served as director of multiple institutions including Blue Hills Bancorp, Inc., Danvers Bancorp, Inc. and Beverly National Bank.  Ms. Scott brings extensive experience in financial services and business, in addition to her background in promoting the career development of minorities in the greater Boston area.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division.  Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

877-963-2100 • www.envisionbank.com	Member FDIC • Member DIF

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